Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

KBW, Inc. Announces Record Third Quarter 2009 Revenues And 2010
Asia Expansion

New York, NY – October 29, 2009 – KBW, Inc. (NYSE: KBW), a full-service investment bank that specializes in the financial services sector, today announced record quarterly revenues of $122.6 million and a non-GAAP operating net income of $13.4 million, or $0.37 per diluted share, for the quarter ended September 30, 2009.  This compares to a non-GAAP operating net loss of $21.3 million, or $0.69 per diluted share for the corresponding 2008 period and non-GAAP operating net income of $8.8 million, or $0.25 per diluted share for the second quarter of 2009.  Non-GAAP operating net income for nine months ended September 30, 2009 was $23.8 million, or $0.66 per diluted share.  This compares to a non-GAAP operating net loss of $35.1 million, or $1.14 per diluted share in the same period of 2008.  See “Non-GAAP Financial Measures” below for a reconciliation of our non-GAAP operating results to our GAAP results.  GAAP net income was $11.9 million, or $0.33 per diluted share, and $19.8 million, or $0.55 per diluted share, for the quarter and nine months ended September 30, 2009, respectively, compared to net losses of $23.0 million, or $0.75 per diluted share and $40.2 million, or $1.31 per diluted share, respectively, for the corresponding 2008 periods. GAAP net income for the second quarter of 2009 was $7.2 million, or $0.20 per diluted share.

John G. Duffy, Chairman and Chief Executive Officer, said ”Our results for the first nine months of 2009 reflect a record number of capital markets transactions as select financial companies have recapitalized, in many cases positioning themselves to take advantage of potential future consolidation opportunities.  This trend began in the second quarter and accelerated in the third.  While cash equity commissions are lower in comparison to the first nine months of last year, commissions trends improved during the quarter, compared to the first half of this year.  Fixed income results continued to improve, benefiting from our investment in talent made earlier in the year.   The nine-month results demonstrate the strength of our specialist model, which positioned our Company to assist our clients as the markets for financial services companies have improved.”

“We are pleased to announce our decision to expand our specialist business model into Asia with the formation of a subsidiary based in Hong Kong which is expected to be operational early in 2010 when a core of experienced Asia market professionals will be joining us.  Asian financials are an increasingly important part of the global financial services economy.  This subsidiary will be fully integrated with our other business units in the U.S. and Europe; enabling us to provide sales, trading and research on Asian financial companies globally.  We will also offer Hong Kong based capital markets services to corporate clients in Asia.”

Highlights for the quarter include:

•
Investment banking revenue increased $15.5 million, or 36.6%, to $57.8 million compared to $42.3 million for the second quarter of 2009, primarily due to a record number of equity capital markets transactions that were completed in the third quarter, breaking the previous record set in the second quarter. Compared to the third quarter of 2008, total investment banking revenue increased $11.7 million, or 25.5%.

•
Principal transactions, net revenue of $23.7 million resulted primarily from improving fixed income revenues and market conditions and was slightly higher than the second quarter’s total of $23.6 million.

•
Commissions revenue increased $0.7 million, or 2.1%, to $36.6 million compared to $35.9 million for the second quarter of 2009, primarily due to higher commissions revenue from European equity securities boosted by higher market valuation of financial services stocks.

•
Operating compensation and benefits ratio of 58.0% on a non-GAAP basis (GAAP compensation and benefits expense adjusted for the 2006 initial public offering restricted stock awards) resulted in an expense of $71.1 million, an increase of 23.8% compared to $57.5 million for the third quarter of 2008 and an increase of 12.8% compared to $63.1 million for the second quarter of 2009, primarily reflecting higher revenues. GAAP compensation and benefits expense was $73.8 million, an increase of 22.4% compared to $60.3 million for the third quarter of 2008 and an increase of 12.7% compared to $65.5 million for the second quarter of 2009.

•
Non-compensation expenses decreased $4.2 million, or 13.2%, compared to $31.5 million for the third quarter of 2008, primarily due to decreases in brokerage and clearance and other expenses. Non-compensation expenses were $27.3 million, an increase of $1.3 million, or 5.0%, compared to $26.0 million for the second quarter of 2009, primarily due to increases in brokerage and clearance and business development expenses.

•	As of September 30, 2009, stockholders’ equity, which was all tangible, amounted to $443.0 million and preliminary book value per share was $14.62.

Highlights for the nine months include:

•
Investment banking revenue was $127.0 million compared to $136.4 million for the first nine months of 2008, a decrease of 6.9%, on lower M&A and advisory revenues offset by a substantial increase in capital markets transaction revenue.

•
Principal transactions, net resulted in revenue of $51.4 million compared to a loss of $113.0 million for the first nine months of 2008. The return to a net gain in the current period reflects the strong results of our customer fixed income business, the absence of significant negative valuation adjustments on certain financial instruments owned and the improved equity trading environment compared to the same period in 2008.

•	Commissions revenue was $108.5 million compared to $152.9 million for the first nine months of 2008, a decrease of 29.1%, primarily due to lower commission revenue on European equity securities.

•
Operating compensation and benefits expense on a non-GAAP basis was $177.6 million compared to $168.9 million for the first nine months of 2008.  The non-GAAP operating compensation ratio was 59.2%.  GAAP compensation and benefits expense was $185.0 million compared to $177.3 million for the first nine months of 2008.

•	Non-compensation expenses decreased $10.8 million, or 12.1%, to $78.0 million compared to $88.7 million for the first nine months of 2008.

KBW, Inc. expects to file its quarterly report on Form 10-Q with the U.S. Securities and Exchange Commission on or about November 9, 2009.

About KBW
KBW, Inc. through its subsidiaries Keefe, Bruyette & Woods, Inc., Keefe, Bruyette & Woods Limited and KBW Asset Management, Inc. is a full service investment bank specializing in the financial services industry.

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements.  In some cases, you can identify these statements by words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue”, the negative of these terms and other comparable terminology.  Such forward-looking statements, which are based on various underlying assumptions and expectations and are subject to risks, uncertainties and other unknown factors, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business.  These statements are only predictions based on our current expectations and projections about future events, and there are or may be important factors that could cause our actual results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements.  These factors include, but are not limited to, those discussed under the caption “Risk Factors” in our annual report on Form 10-K , which is available at the Securities and Exchange Commission website at www.sec.gov.  Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

KBW, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Dollars in thousands, except per share information)
(unaudited)

	Three Months Ended			Nine Months Ended
	Sept 30,	June 30,	Sept 30,	Sept 30,	Sept 30,
	2009	2009	2008	2009	2008
Revenues:
Investment banking	$57,785	$42,313	$46,042	$126,958	$136,382
Commissions	36,595	35,852	54,527	108,466	152,894
Principal transactions, net	23,675	23,580	(53,836)	51,371	(112,973)
Interest and dividend income	2,655	2,037	5,891	6,430	20,351
Investment advisory fees	341	320	222	974	815
Other	1,588	994	789	5,812	2,189

Total revenues	122,639	105,096	53,635	300,011	199,658

Expenses:
Compensation and benefits	73,819	65,479	60,318	184,965	177,251
Occupancy and equipment	5,567	5,442	5,297	16,168	14,579
Communications and data processing	7,399	7,242	7,290	21,301	20,632
Brokerage and clearance	4,939	3,602	6,039	12,423	19,079
Business development	4,427	3,213	5,054	10,672	12,971
Interest	135	57	871	361	4,115
Other	4,829	6,452	6,902	17,058	17,373
Non-compensation expenses	27,296	26,008	31,453	77,983	88,749
Total expenses	101,115	91,487	91,771	262,948	266,000
Income / (loss) before income taxes	21,524	13,609	(38,136)	37,063	(66,342)
Income tax expense / (benefit)	9,630	6,396	(15,136)	17,226	(26,105)
Net income / (loss)	$11,894	$7,213	$(23,000)	$19,837	$(40,237)

Earnings per share*:
Basic	$0.33	$0.20	$(0.75)	$0.55	$(1.31)
Diluted	$0.33	$0.20	$(0.75)	$0.55	$(1.31)

Weighted average number of common
shares outstanding*:
Basic	31,410,337	31,405,229	30,794,738	31,390,229	30,776,870
Diluted	31,410,337	31,405,229	30,794,738	31,390,229	30,776,870

*Unvested share-based payment awards that have non-forfeitable rights to dividends or dividend equivalents are treated as a separate class of securities in calculating earnings per share.  The impact to basic earnings per share for the three and nine months ended September 30, 2009 and for the three months ended June 30, 2009 was a reduction of $0.05, $0.08 and $0.03 per share, respectively. The impact to diluted earnings per share for the three and nine months ended September 30, 2009 and for the three months ended June 30, 2009 was a reduction of $0.03, $0.05 and $0.02 per share, respectively. Basic and diluted common shares outstanding are equal for each respective period as the inclusion of incremental participating securities would be anti-dilutive. There was no impact on basic or diluted earnings per share amounts for the three and nine months ended September 30, 2008.

Non-GAAP Financial Measures

We have reported in this press release our compensation and benefits expense, income / (loss) before income taxes, income tax expense / (benefit), net income / (loss), compensation ratio and basic and diluted earnings per share on a non-GAAP basis for the three months ended September 30, 2009 and 2008 and June 30, 2009 and the nine months ended September 30, 2009 and 2008.  The non-GAAP amounts exclude compensation expense related to the amortization of IPO restricted stock awards granted in November 2006.  Our management utilizes these non-GAAP calculations in understanding and analyzing our financial results.  Our management believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of our core operating results and business outlook. Our management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of our business and facilitate meaningful comparison of our results in the current period to those in prior periods and future periods. Our reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance.

A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of our business and these effects should not be ignored in evaluating and analyzing our financial results. Therefore, management believes that our GAAP measures of compensation and benefits expense, income / (loss) before income taxes, income tax expense / (benefit), net income / (loss), compensation ratio and basic and diluted earnings per share and the same respective non-GAAP measures of our financial performance should be considered together.

We expect to grant restricted stock awards and other share-based compensation in the future. We do not expect to make any such substantial grants to employees outside of our regular compensation and hiring process, as we did when we granted the restricted stock awards in connection with our IPO.

The following provides details with respect to reconciling compensation and benefits expense, income / (loss) before income taxes, income tax expense / (benefit), net income / (loss), compensation ratio and basic and diluted earnings per share on a GAAP basis for the three months ended September 30, 2009 and 2008 and June 30, 2009 and the nine months ended September 30, 2009 and 2008 to the aforementioned captions on a non-GAAP basis.

GAAP	Reconciliation		Non-GAAP
	(dollars in thousands, except per share information)			
Three Months Ended September 30, 2009:				
Compensation and benefits expense	$ 73,819	$ (2,689)	(a)	$ 71,130
Income before income taxes	$ 21,524	$ 2,689	(a)	$ 24,213
Income tax expense	$ 9,630	$ 1,136	(b)	$ 10,766
Net income	$ 11,894	$ 1,553	(c)	$ 13,447
Compensation ratio (d)	60.2%			58.0%
Earnings per share (e):				
Basic	$ 0.33	$ 0.04		$ 0.37
Diluted	$ 0.33	$ 0.04		$ 0.37
Weighted average number of common shares outstanding (e):				
Basic	31,410,337	-	(f)	31,410,337
Diluted	31,410,337	-	(f)	31,410,337
Three Months Ended June 30, 2009:				
Compensation and benefits expense	$ 65,479	$ (2,421)	(a)	$ 63,058
Income before income taxes	$ 13,609	$ 2,421	(a)	$ 16,030
Income tax expense	$ 6,396	$ 878	(b)	$ 7,274
Net income	$ 7,213	$ 1,543	(c)	$ 8,756
Compensation ratio (d)	62.3%			60.0%
Earnings per share (e):				
Basic	$ 0.20	$ 0.05		$ 0.25
Diluted	$ 0.20	$ 0.05		$ 0.25
Weighted average number of common shares outstanding (e):				
Basic	31,405,229	-	(f)	31,405,229
Diluted	31,405,229	-	(f)	31,405,229
Three Months Ended September 30, 2008:				
Compensation and benefits expense	$ 60,318	$ (2,843)	(a)	$ 57,475
(Loss) / income before income taxes	$ (38,136)	$ 2,843	(a)	$ (35,293)
Income tax (benefit) / expense	$ (15,136)	$ 1,145	(b)	$ (13,991)
Net (loss) / income	$ (23,000)	$ 1,698	(c)	$ (21,302)
Compensation ratio (d)	112.5%			107.2%
Earnings per share (e):				
Basic	$ (0.75)	$ 0.06		$ (0.69)
Diluted	$ (0.75)	$ 0.06		$ (0.69)
Weighted average number of common shares outstanding (e):				
Basic	30,794,738	-	(f)	30,794,738
Diluted	30,794,738	-	(f)	30,794,738

Nine Months Ended September 30, 2009:						
Compensation and benefits expense	$	184,965	(7,412)	(a)	$	177,553
Income before income taxes	$	37,063	7,412	(a)	$	44,475
Income tax expense	$	17,226	3,445	(b)	$	20,671
Net income	$	19,837	3,967	(c)	$	23,804
Compensation ratio (d)		61.7%				59.2%
Earnings per share (e):						
Basic	$	0.55	0.11		$	0.66
Diluted	$	0.55	0.11		$	0.66
Weighted average number of common shares outstanding (e):						
Basic		31,390,229	-	(f)		31,390,229
Diluted		31,390,229	-	(f)		31,390,229
Nine Months Ended September 30, 2008:						
Compensation and benefits expense	$	177,251	(8,389)	(a)	$	168,862
(Loss) / income before income taxes	$	(66,342)	8,389	(a)	$	(57,953)
Income tax (benefit) / expense	$	(26,105)	3,301	(b)	$	(22,804)
Net (loss) / income	$	(40,237)	5,088	(c)	$	(35,149)
Compensation ratio (d)		88.8%				84.6%
Earnings per share (e):						
Basic	$	(1.31)	0.17		$	(1.14)
Diluted	$	(1.31)	0.17		$	(1.14)
Weighted average number of common shares outstanding (e):						
Basic		30,776,870	-	(f)		30,776,870
Diluted		30,776,870	-	(f)		30,776,870

(a)	The non-GAAP adjustment represents the pre-tax expense with respect to the amortization of the IPO restricted stock awards granted to employees in November 2006.
(b)
The non-GAAP adjustment with respect to income tax expense / (benefit) represents the elimination of the tax expense / (benefit) resulting from the amortization of the IPO restricted stock awards in the period.

(c)	The non-GAAP adjustment with respect to net income / (loss) was the after-tax amortization of the IPO restricted stock awards in the period.
(d)	Compensation ratios were calculated by dividing compensation and benefits expense by total revenues in each respective period.
(e)	Basic and diluted common shares outstanding are equal for each respective period as the inclusion of incremental participating securities was anti-dilutive.
(f)	Both the basic and diluted weighted average number of common shares outstanding were not adjusted.

Further information regarding these non-GAAP financial measures is included in our annual report on Form 10-K, which is available to the public at the Securities and Exchange Commission’s (SEC) website at http://www.sec.gov and at our website at http://www.kbw.com. You may also read and copy this report at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, U.S.A. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

Contacts

Investors:
KBW Investor Relations
Alan Oshiki, 866-529-2339
or
Media:
Intermarket Communications
Neil Shapiro, 212-754-5423

Source: KBW, Inc.